Exhibit C

                           CROUCH, BIERWOLF & CHISHOLM

                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

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         We hereby  consent  to the use of our  review  report of  AmeriResource
         Technologies, Inc. dated April 5, 2000 for the period ended December 31, 1999 in the Form S-8 Report for the period then ended.

         August 18,  2000
         /s/ Crouch,  Bierwolf & Chisholm
         Crouch,  Bierwolf & Chisholm
         Salt Lake City, UT